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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANT

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-120061, 333-100077, 333-58168; Form S-3 Nos. 333-123619,
333-116696, 333-118187, 333-111287, 333-108752 and 333-76738) of Inovio
Biomedical Corporation, of our report dated April 8, 2005, relating to the financial statements of Inovio AS as of December 31, 2004 and 2003, and for the two years then ended, which appears in this Current Report on Form 8-K/A.

                                         /s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
April 11, 2005